UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2022

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Weyco Group, Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders on May 3, 2022. There were 9,650,633 outstanding shares eligible to vote as of March 18, 2022, the record date for the 2022 Annual Meeting. At the meeting, the following actions were taken:

(i)         The shareholders elected five directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2023. The directors elected, as well as the number of votes cast for, votes withheld and broker non-votes for each individual are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John W. Florsheim	7,480,404	52,062	937,179
Frederick P. Stratton, Jr.	7,094,403	438,063	937,179
Cory L. Nettles	7,157,579	374,887	937,179
Tina Chang	7,192,022	340,444	937,179
Thomas W. Florsheim	7,176,268	356,198	937,179

The terms of the other directors of the Company continue until the Annual Meeting in the year set forth below:

Director	Term
Thomas W. Florsheim, Jr.	2023
Robert Feitler	2023

(ii)        The shareholders approved a proposal to ratify the Audit Committee’s appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, with the following votes:

Amount
Votes for approval:	8,456,617
Votes against:	4,184
Abstentions:	8,844
Broker Non-Votes:	-

*     *     *     *     *

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary